UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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Huttig Building Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

March 30, 2022

Dear Huttig Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Huttig Building Products, Inc. (“Annual Meeting”), to be held at 8 a.m., local time, on Tuesday, May 10, 2022 at the Meadowbrooke/Forest Hills conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141.

The Notice of Annual Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting. Management will report on current operations and there will be an opportunity for discussion of the Company and its activities. Our Annual Report for fiscal year 2021 accompanies this Proxy Statement.

Pursuant to U.S. Securities and Exchange Commission (the “SEC”) rules, we have elected to furnish proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. We believe this approach will reduce our costs and help the environment by reducing paper waste. If you received a “Stockholder Meeting Notice” by mail, which provides notice of Internet availability of proxy materials, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Stockholder Meeting Notice will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. The Proxy Statement and the 2021 Annual Report are available online at www.edocumentview.com/HBP, however, a copy of the proxy materials will be delivered to any stockholder upon request at your address. If you wish to receive a hard copy of the proxy materials, you may call us at 314-216-2600 or send a written request to 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141, Attn: Corporate Secretary, or send an email to investorvote@computershare.com with “Proxy Materials Huttig Building Products, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Stockholder Meeting Notice, and state that you want to receive a paper copy of the proxy materials. You can also request an email copy. If you request an email copy, you will receive an email with a link to the current meeting materials.

Please note that you will be required to wear a mask to attend the meeting. Further, we ask that you practice social distancing during the meeting and follow any of our other required safety protocol. If you are experiencing any of the COVID-19 symptoms or you suspect or believe you have COVID-19 or were exposed to COVID-19 in the days leading up to the meeting, please do not attend the meeting.

It is important that your shares be represented at the meeting regardless of the size of your holdings. If you are unable to attend in person, we urge you to participate by voting your shares by proxy through one of the methods mentioned above.

Sincerely,

Jon P. Vrabely

President and Chief Executive Officer

Huttig Building Products, Inc.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 10, 2022

March 30, 2022

Huttig Building Products, Inc. will hold its 2022 annual meeting of stockholders (the “Annual Meeting”) on Tuesday, May 10, 2022 at 8 a.m., local time at the Meadowbrooke/Forest Hills conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141 for the following purposes:

1.	To elect three directors to each serve a three-year term expiring in 2025;

2.	To approve, by a non-binding advisory vote, the compensation paid to our named executive officers;

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022; and

4.	To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.

The Board of Directors has fixed March 14, 2022 as the record date for the purpose of determining stockholders entitled to notice of and to vote at the Annual Meeting and all adjournments thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for ten days prior to the meeting at our executive offices at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141.

Please note that you will be required to wear a mask to attend the meeting. Further, we ask that you practice social distancing during the meeting and follow any of our other required safety protocols. If you are experiencing any of the COVID-19 symptoms or you suspect or believe you have COVID-19 or were exposed to COVID-19 in the days leading up to the meeting, please do not attend the meeting.

In order to assure a quorum, it is important that stockholders, who do not expect to attend the meeting in person use the Internet address or toll-free telephone number set forth on the Stockholder Meeting Notice to vote their shares. Alternatively, a stockholder may request a hard copy set of the Annual Report and Proxy Statement as well as a proxy card and may fill in, sign, date and timely return the proxy card to vote their shares. Any stockholder attending the meeting may vote in person even if that stockholder has previously returned a proxy or voted online. If you plan to attend the meeting in person, please bring proper identification and proof of ownership of your shares.

By Order of the Board of Directors,

Jon P. Vrabely

President & Chief Executive Officer

HUTTIG BUILDING PRODUCTS, INC.

555 Maryville University Dr.

Suite 400

St. Louis, Missouri 63141

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON TUESDAY, MAY 10, 2022

The Board of Directors of Huttig Building Products, Inc. (“Huttig” or the “Company”) is soliciting the proxy for use at the annual meeting of stockholders (the “Annual Meeting”) to be held at the Meadowbrooke/Forest Hills conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, Missouri 63141 on Tuesday, May 10, 2022 at 8 a.m., local time, and at any adjournments or postponements thereof. Shares represented by the proxy, when properly voted prior to the Annual Meeting and not revoked, will be voted in accordance with the directions thereon. If no directions are indicated on a proxy for a particular matter that is properly executed and returned prior to the Annual Meeting and not revoked, the shares represented by the proxy will be voted “For” each nominee for election as a director, “For” the proposal to approve, by a non-binding advisory vote, the compensation paid by the Company to its named executive officers, and “For” the proposal to ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022, as the case may be. If any other matter should be presented at the Annual Meeting upon which a vote may properly be taken, the shares represented by the proxy will be voted with respect thereto in accordance with the discretion of the person or persons holding such proxy.

The first date on which the Stockholder Meeting Notice is being sent and this Proxy Statement, the form of proxy, and the 2022 Annual Report is made available to the Company’s stockholders at www.edocumentview.com/HBP (and/or by mail, if requested) is on or about March 30, 2022.

Only shareholders as of March 14, 2022 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting, as well as, attend the Annual Meeting. Each shareholder must present valid picture identification such as a driver’s license or passport and, if asked, provide proof of stock ownership as of the Record Date. The use of mobile phones, recording or photographic equipment, tablets, or computers is not permitted at the Annual Meeting. Attendees will be required to wear a mask and will be required to practice social distancing and follow any of our other required safety protocols. Any shareholders experiencing any of the COVID-19 symptoms or believe they have COVID-19 or were exposed to COVID-19 in the days leading up to the meeting should not attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 10, 2022

This Proxy Statement and the 2021 Annual Report to Stockholders are available at www.edocumentview.com/HBP.

How to Vote

Stockholders may vote by voting via the Internet or using the toll-free number listed on the Stockholder Meeting Notice. The “Stockholder Meeting Notice” is sent by mail and provides notice of Internet availability of proxy materials. The Internet and telephone voting procedures are designed to authenticate votes cast by use of a Personal Identification Number. Alternatively, stockholders may request a hard copy set of the Annual Report, Proxy Statement and proxy card and may vote by marking their proxy, dating and signing it and timely returning it to the Corporate Secretary. The procedures allow stockholders to appoint a proxy to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any stockholder of record interested in voting by telephone or the Internet are set forth on the Stockholder Meeting Notice. If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from that firm. The availability of telephone or Internet voting will depend on that firm’s voting processes.

How to Revoke a Vote

Stockholders may revoke proxies at any time prior to the voting of the proxy by (a) providing written notice to the Company, (b) submitting a new later-dated proxy via the Internet, telephone or by mail, or (c) voting in person at the Annual Meeting.

Special Voting Rules for Participants in Huttig’s 401(k) Plan

If you participate in the Huttig Building Products, Inc. Savings and Profit Sharing Plan (the “401(k) Plan”), you will receive one proxy with respect to all of your shares of Huttig stock registered in the same name. If your accounts are not registered in the same name, you will receive a separate proxy with respect to each registered name for which you have an account. Shares of Huttig common stock (“Common Stock”) held in the 401(k) Plan will be voted by The Prudential Investment Company of America, as trustee of the 401(k) Plan, as directed by 401(k) Plan participants.

Participants in the 401(k) Plan should indicate their voting instructions for each action to be taken at the Annual Meeting on the Huttig proxy. All voting instructions from the 401(k) Plan participants will be kept confidential. If a participant fails to vote, the Huttig shares allocated to such participant will be voted in accordance with the Board’s recommendation.

Outstanding Shares and Required Votes

As of the close of business on March 14, 2022, the record date for determining stockholders entitled to vote at the Annual Meeting, the Company had issued and outstanding 27,328,538 shares of Common Stock. Each share of Common Stock is entitled to one vote on each matter to be voted on at the Annual Meeting. At the Annual Meeting, a quorum will be present if at least a majority of the total number of outstanding shares of our Common Stock are present, either in person or represented by proxy.

Directors will be elected by a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes may be cast in favor of a director nominee or withheld, and the nominees receiving the highest number of favorable votes will be elected as directors of the Company. Because at this year’s Annual Meeting, there are as many nominees (three) as there are directors to be elected (three), a director nominee is assured of being elected if he or she receives any “For” votes, regardless of how many withheld votes are cast for that director.

The advisory approval of the compensation paid by the Company to its named executive officers and the ratification of the appointment of KPMG LLP each require the affirmative vote of a majority of the votes cast by the holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

Abstentions and broker non-votes are counted as present or represented for purposes of determining whether a quorum is present at the meeting. Stockholders may abstain from voting on any or all proposals expected to be brought before the meeting except for the election of directors. Abstentions do not count as votes cast for or against a matter and, therefore, will not affect the outcome of the voting with respect to such matters at the meeting.

A broker non-vote occurs with respect to a particular matter when a broker returns a proxy card but does not vote on the matter because the broker does not have the discretionary authority to do so in the absence of voting instructions from the beneficial owner. Brokers have discretionary authority to vote on Item 3, the ratification of the appointment of KPMG LLP; however, brokers do not have discretionary authority to vote on the election of directors or on any of the other items to be considered at the Annual Meeting if the broker does not receive voting instructions from you. Broker non-votes do not count as votes cast for or against a matter or as shares “entitled to vote,” and therefore will not affect the outcome of the voting at the Annual Meeting.

Availability and Householding of Materials

Pursuant to the SEC rules, we have elected to again furnish proxy materials to our stockholders via the Internet instead of mailing printed copies of those materials to each stockholder. We believe this approach will reduce our costs and help the environment by reducing paper waste. If you received a “Stockholder Meeting Notice” by mail, which provides notice of Internet availability of proxy materials, you will not receive a printed copy of the proxy materials unless you request one. Instead, the Stockholder Meeting Notice will instruct you as to how you may access and review the proxy materials and cast your vote on the Internet. The Proxy Statement and the 2021 Annual Report are available online at www.edocumentview.com/HBP, however, a copy of the Proxy Statement and 2021 Annual Report will be delivered to any stockholder upon request at your address. If you wish to receive a hard copy of this Proxy Statement or the 2021 Annual Report, you may call us at 314-216-2600 or send a written request to 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141, Attn: Corporate Secretary, or send an email to investorvote@computershare.com with “Proxy Materials Huttig Building Products, Inc.” in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side of the Stockholder Meeting Notice, and state that you want to receive a paper copy of the proxy materials. You can also request an email copy. If you request an email copy, you will receive an email with a link to the current meeting materials. Stockholders sharing an address who now receive multiple copies of this Proxy Statement or the 2021 Annual Report may request delivery of a single copy also by calling us at the number or writing to us at the address listed above or sending an email as provided above. By requesting email copies or by requesting a single copy for multiple stockholders sharing the same address, you can also help the environment.

ITEM 1 — ELECTION OF DIRECTORS

The Board of Directors of the Company (the “Board” or “Board of Directors”) is currently comprised of seven members and is divided into three classes, with each class holding office for staggered three-year terms. At the Annual Meeting, Jon P. Vrabely, Patrick L. Larmon, and James F. Hibberd, if elected, will hold office until the 2025 Annual Meeting of stockholders. If properly voted prior to the Annual Meeting, and not revoked, the enclosed proxy will be voted for the election of these directors unless a stockholder indicates that a vote should be withheld with respect to any or all of such nominees. The election of each nominee has been recommended by the Board of Directors. Each of the nominees has consented to being named in this Proxy Statement and has indicated his willingness to serve if elected. If any of the nominees shall, prior to the meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for such replacement nominee, if any, as may be recommended by the Board of Directors.

The Board unanimously recommends a vote “FOR” the election of Jon P. Vrabely, Patrick L. Larmon, and James F. Hibberd as directors for a three-year term expiring in 2025.

Please review the following information regarding Jon P. Vrabely, Patrick L. Larmon, and James F. Hibberd, and the other directors continuing in office.

Director Nominees for Election at the Annual Meeting

JON P. VRABELY

Age 57. Director since 2007. President and Chief Executive Officer of the Company since 2007. Vice President, Chief Operating Officer of the Company from 2005 to 2007. Mr. Vrabely’s qualifications to serve on the Board include his extensive knowledge of the Company’s operations, strategy and financial position through his service as our President and Chief Executive Officer, as well as through his prior positions in his 20 years of service with the Company.

PATRICK L. LARMON

Age 69. Director since 2015. Retired. President and Chief Executive Officer of Bunzl North America from 2004 to 2018. Executive Director of Bunzl plc (an international distribution and outsourcing group headquartered in London) from 2005 until December 2018. Currently a director of Box Partners, Inc. (a wholesaler of packing, shipping and industrial supplies) since 2021, Libbey Glass, Inc. (a glass manufacturer) since 2020; Diversified Foodservice Systems, Inc. (a private equity firm) since 2019; and Bodycote, plc (a metal heat treating company) since 2016. Previously a director of Pestell Distribution, Inc. (a private equity firm) from December 2019 through July 2021. Mr. Larmon was Executive Vice President and part owner of Packaging Products Corporation from 1984 to 1990 when it was acquired by Bunzl. Mr. Larmon held various other management positions at Bunzl from 1990 to 2003 until he was named President and Chief Executive Officer. Mr. Larmon’s qualifications to serve on the Board include his executive experience in a large public company in the distribution industry, his financial expertise, and his experience on another public company board.

JAMES F. HIBBERD

Age 57. Director since 2015. Operating partner of Emerald Lake Capital Management (a private equity firm) since January 2019. Board member of City Ventures and Electrical Source Holdings from 2019 to present. Chief Executive Officer of Basic Electric Solutions Team from 2017 until December 2019. Executive Advisor for Ares Management from 2017 through 2018. Senior Vice President Strategy, Business Transformation and Mergers & Acquisitions for Rexel North America (distributor of electrical and communications products) from January 2016 to March 2017. Senior Vice President and Chief Executive Officer of Gexpro Electrical Distribution, a division of Rexel Holdings USA Corp. from 2012 to 2016. Mr. Hibberd held various leadership positions at General Electric Supply and other General Electric affiliates prior to joining Rexel in 2006. Mr. Hibberd’s qualifications to serve on the Board include his executive experience in a large international distribution company and his experience as a chief executive officer.

Directors Whose Terms Expire in 2023

GINA G. HOAGLAND

Age 57. Director since January 2016. Chairperson of Collaborative Strategies, Inc., a consulting firm that provides board development, strategy and succession planning services, since 2017 and, previously, Chief Executive Officer since 1993. Former President and owner of Trademark Wines (a Missouri-based distributor of alcoholic beverages) from July 2016 to December 2019. Ms. Hoagland’s qualifications to serve on the Board include her experience serving as Chairperson of the Board of Directors of Triad Bank and her extensive experience as an advisory member of the Board of Directors of the following distribution, manufacturing and construction companies: Major Eagle Inc. / Eagle Brands, Inc., G.M. Johnson Companies, Inc., Duke Manufacturing Company, Essex Industries Inc., ATRO Engineered Systems, Inc., Anova Furnishings, Inc., Morgan Distributing, Paramount Apparel International, MTM, Empire Comfort Systems, Swank Motion Pictures, MTM, Keeley Companies, Hoffman Bros. and Booksource.

J. KEITH MATHENEY

Age 73. Director since 2004. Managing member of Matheney and Matheney, CPAs PLLC (accounting and tax consulting) since 2004. Executive Vice President of Louisiana Pacific Corporation (forest products manufacturer) from 2002 to 2003 and Vice President from 1997 to 2002. Formerly a director of Pope & Talbot, Inc. (a forest products company). Mr. Matheney’s qualifications to serve on the Board include his executive experience in a large public company in the building products industry, his financial expertise and his experience on another public company board, including audit committee experience.

Directors Whose Terms Expire in 2024

DONALD L. GLASS

Age 73. Director since 2004. Retired. President and Chief Executive Officer of The Timber Company (timber producer) from 1997 to 2001. Executive Vice President of Georgia-Pacific Corporation (building products manufacturer) from 1996 to 2001. Mr. Glass’s qualifications to serve on the Board include his executive experience with a large public company in the building products industry, including his experience as the chief executive officer of one of its operating units.

DELBERT H. TANNER

Age 70. Chairperson. Director since 2001. Retired. Chief Executive Officer of Anderson Group, Inc. (manufacturer of welding equipment and industrial fans) from 2005 to 2007. President and Chief Executive Officer of RMC Industries Corporation (ready-mix concrete and building materials producer) from 2002 to 2005. Chief Operating Officer and Executive Vice President of RMC Industries Corporation in 2002 and Senior Vice President of RMC Industries Corporation from 1998 to 2002. Mr. Tanner’s qualifications to serve on the Board include his experience as the chief executive officer of a multi-national equipment manufacturer and of a large cement and buildings material producer.

There are no arrangements or understandings between any director or director nominee and any other persons pursuant to which he or she was selected as a director or nominee. None of our directors are a party to any agreement or arrangement that would require disclosure pursuant to Stock Market Rule 5250(b)(3) of The NASDAQ Market LLC (“NASDAQ”), where the Company’s Common Stock is listed.

Directors will be elected by a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Votes may be cast in favor of a director nominee or withheld, and the nominees receiving the highest number of favorable votes will be elected as directors of the Company. Because at this year’s Annual Meeting, there are as many nominees (three) as there are directors to be elected (three), a director nominee is assured of being elected if he or she receives any “For” votes, regardless of how many withheld votes are cast for that director.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD OF DIRECTORS

Board of Directors

The Board of Directors is currently comprised of seven directors. The Board of Directors held 6 meetings and 8 regular Committee meetings in 2021. For their respective terms on the Board, each director attended all fiscal year 2021 meetings of the Board and each Committee on which he or she served. The Company’s directors are encouraged to attend the Annual Meeting. All of the Company’s directors attended the 2021 Annual Meeting of Stockholders.

Director Independence

On an annual basis, and at other appropriate times when a change in circumstances could potentially impact the independence or effectiveness of one or more of the directors, the Board of Directors evaluates the independence of the directors and determines if each director qualifies as an “independent director” as defined under the listing requirements of NASDAQ on which the Company’s Common Stock is listed. After carefully considering all relevant facts and circumstances, the Board of Directors has affirmatively determined that six of the Company’s seven directors, Ms. Hoagland and Messrs. Glass, Hibberd, Larmon, Matheney and Tanner, are independent in accordance with the standards established by NASDAQ. The Board has made a determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Mr. Vrabely does not meet the NASDAQ independence standards for a director because he is an executive officer of the Company.

The Board of Directors has also affirmatively determined that:

•

each member of the Audit Committee qualifies as “independent” under the provisions of Section 10A of the Securities Exchange Act of 1934, as amended, and the rules of the SEC thereunder, as well as NASDAQ’s independence rules relating to audit committees; and

•	each member of the Management Organization and Compensation Committee meets the independence requirements of the SEC and NASDAQ’s corporate governance listing standards.

Corporate Governance

The Company has adopted Corporate Governance Guidelines, as well as a Code of Business Conduct and Ethics applicable to all directors, officers and employees. The Corporate Governance Guidelines and the Code of Business Conduct and Ethics are available on the Company’s website at www.huttig.com. Information on, or accessible through, the Company’s website is not a part of, and is not incorporated into, this Proxy Statement. The Company intends to post on its website any amendments to, or waivers from, its Code of Business Conduct and Ethics within four business days of such amendment or waiver.

The Nominating and Governance Committee is responsible for reviewing the Corporate Governance Guidelines from time to time and reporting and making recommendations to the Board concerning corporate governance matters. Each year, the Nominating and Governance Committee reviews the Company’s corporate governance practices to ensure that (a) they comply with applicable laws, (b) they continue to reflect what the Nominating and Governance Committee believes are best practices, and (c) they promote the best interests of the Company and its stockholders. Although the Company does not currently have a policy which prohibits the hedging of Company securities by its directors and employees, there are no hedging arrangements currently in place by our directors or executive officers.

Board Leadership Structure

The Board has chosen to separate the positions of Chairperson of the Board and Chief Executive Officer at this time. Mr. Delbert H. Tanner, a non-employee independent director, serves as Chairperson, and Mr. Jon P. Vrabely serves as the President and Chief Executive Officer. Separating the Chair position and the Chief Executive Officer position allows the Chief Executive Officer to focus on setting the strategic direction of the Company and on our day-to-day business, and allows the Chairperson to lead the Board in its fundamental role of providing advice to and independent oversight of management. While the Company’s Amended and Restated By-laws (“bylaws”) and Corporate Governance Guidelines do not require that our Chairperson and Chief Executive Officer positions be separate, the Board believes that having separate positions and having an independent outside director serve as Chairperson is the appropriate leadership structure for the Company at this time. The Board retains the discretion to assess whether the positions should be combined or separated at any given time based upon its evaluation of, among other things, the composition of the Board and the circumstances facing the Company.

Board Role in Risk Oversight

The Board believes that an important part of its responsibilities is to review the Company’s assessment of the major risks the Company faces and its policies for monitoring and controlling these risks. The Audit Committee has specific responsibility for oversight of risks associated with financial accounting and audits, as well as internal control over financial reporting. Management regularly reports to the Audit Committee on the Company’s risk assessment and management policies, the Company’s major financial and operational risk exposure, including, cybersecurity risk, and the steps taken by management to monitor and mitigate such exposure. The Management Organization and Compensation Committee oversees the risks relating to the Company’s compensation policies and practices, as well as management development and leadership succession. It believes it has allocated executive compensation among base salary and short- and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking. The Board, as a whole, examines specific business risks as part of its regular strategic reviews. In addition, management periodically reviews with the Board matters of particular importance or concern, including any significant areas of risk that warrant Board attention. In particular, the Board has taken an active role in oversight related to the COVID-19 pandemic. The Board receives regular briefings about the pandemic and the potential risks it poses to the Company, its operations and its financial condition. The Board has used this information to guide and oversee the implementation of the Company’s response to COVID-19.

Board Committees

The Board of Directors has four standing Committees: (1) Executive, (2) Audit, (3) Management Organization and Compensation, and (4) Nominating and Governance. The Board may from time to time designate one or more ad hoc committees with respect to certain matters. The Executive Committee meets when a quorum of the full Board of Directors cannot be readily obtained. In 2021, the Executive Committee did not hold any meetings.

Except for the Executive Committee, which operates under the authority set forth in our bylaws, each of the standing Committees operates under a written charter adopted by the Board of Directors. All of the Committee charters are available on the Company’s website at www.huttig.com. Information on, or accessible through, the Company’s website is not a part of, and is not incorporated into, this Proxy Statement.

The current memberships of the four standing committees of the Board of Directors follow:

Executive Committee	Audit Committee	Management Organization & Compensation Committee	Nominating & Governance Committee
Jon P. Vrabely*	Patrick L. Larmon*	James F. Hibberd*	Gina G. Hoagland*
Donald L. Glass	James F. Hibberd	Donald L. Glass	Patrick L. Larmon
J. Keith Matheney	Gina G. Hoagland	Gina G. Hoagland	J. Keith Matheney
Delbert H. Tanner	J. Keith Matheney	Delbert H. Tanner	Delbert H. Tanner

*	Chairperson

Audit Committee

The Audit Committee assists the Board in fulfilling the Board’s oversight responsibility with respect to the integrity of the Company’s financial statements, the qualification and independence of the Company’s independent auditors, the performance of the Company’s internal audit function and its internal auditors, the Company’s compliance with legal and regulatory requirements and the Company’s risk assessment and risk management policies. The Audit Committee assesses financial, credit and liquidity, legal and regulatory risk, cybersecurity threats and operational risks and reviews management’s processes and procedures to manage and mitigate such risks. The Audit Committee regularly informs the Board through committee reports about such risks.

The Audit Committee has the sole authority to select, evaluate and, where appropriate, replace the independent auditors. The Audit Committee meets periodically with representatives from the Company’s internal auditors and independent auditors separate from management. The Audit Committee is also responsible for reviewing compliance with the Company’s Code of Business Conduct and Ethics and for administering and enforcing the Company’s accounting and auditing compliance procedures adopted in accordance with Section 301 of the Sarbanes-Oxley Act of 2002. In discharging its oversight responsibility as to the audit process, the Audit Committee obtained from the independent auditors a formal written statement confirming the absence of any relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The Audit Committee discussed with the independent auditors any activities that may impact their objectivity and independence, including fees for non-audit services, and satisfied itself as to the auditors’ independence. The Audit Committee also received a report on the quality control procedures of the independent auditors, as well as the most recent peer review conducted under guidelines of the American Institute of Certified Public Accountants. The Audit Committee also discussed with management, the internal auditors and the independent auditors the quality and adequacy of the Company’s internal controls and the internal audit function’s organization, responsibilities, budget and staffing, and results of the internal audit examinations. The Audit Committee reviewed with the independent auditors and the internal auditors their audit plan and audit scope and the independent auditors’ examination of the financial statements.

The Board of Directors has determined that Messrs. Matheney and Larmon meet the requirements of an “audit committee financial expert” as defined in regulations of the SEC. During 2021, the Audit Committee held 4 meetings.

The report of the Audit Committee is included under “Report of the Audit Committee” in this Proxy Statement.

Management Organization and Compensation Committee

The Management Organization and Compensation Committee (the “Compensation Committee”) oversees the Company’s compensation plans and practices, including its executive compensation plans and director compensation plans, reviews and evaluates the performance of the Chief Executive Officer, reviews with the Chief Executive Officer his evaluation of the performance of other members of senior management, administers the Company’s restricted stock and other stock-based compensation plans and programs, reviews management development and succession planning policies and produces the annual report on executive compensation for inclusion in the Company’s annual proxy statement. During 2021, the Compensation Committee held 3 meetings.

Nominating and Governance Committee

The Nominating and Governance Committee’s duties include assisting the Board by identifying individuals qualified to become members of the Board, recommending to the Board the director nominees for election at the next annual meeting of stockholders of the Company, advising the Board with respect to Board composition and procedures, advising the Board with respect to corporate governance principles and overseeing the evaluation of the Board. During 2021, the Nominating and Governance Committee held one meeting.

Director Qualifications and Nominating Procedures

The Company’s Corporate Governance Guidelines provide that the Board should generally have between seven and eleven directors, a substantial majority of whom must qualify as independent directors as defined under the listing standards of NASDAQ. The Corporate Governance Guidelines provide that a director who serves as the Company’s Chief Executive Officer should not serve on more than two other public company boards, other directors should not serve on more than four other public company boards and members of the Audit Committee should not serve on more than two other public company audit committees.

The Board seeks to identify and recruit the best available director candidates to sustain and enhance the composition of the Board with the appropriate balance of knowledge, experience, skills, expertise and diversity. Characteristics required for service on the Company’s Board include integrity, an understanding of the workings of large business organizations such as the Company, senior level executive experience, the ability to make independent, analytical judgments, the ability to be an effective communicator, and the ability and willingness to devote the time and effort to be an effective and contributing member of the Board. The Board also reviews diversity of experience, expertise and perspectives when considering potential candidates. The Board will consider potential director candidates proposed by other members of the Board and management and those potential director candidates properly proposed by our stockholders. From time to time, the Nominating and Governance Committee may retain search firms or other advisors to assist it in recruiting the best available director candidates for the Company.

Although the Company does not have a formal written diversity policy for the Board, the Board determines the most appropriate mix of characteristics, skills and experiences for the Board as a whole to possess at any given time, with the objective of having a Board with adequately diverse backgrounds and experiences in light of the circumstances existing at that time. The Board evaluates each individual in the context of that individual’s potential contribution to the Board as a whole with the objective of recommending a collective group that can best promote the success of the Company’s business, represent stockholder interests through the exercise of sound judgment and allow the Board as a whole to benefit from the group’s varying backgrounds and experiences. The Board applies the same criteria to all candidates that it considers, including any candidates properly submitted by our stockholders.

As noted, the Board values diversity. The NASDAQ diversity matrix is set forth below as required under the listing requirements of NASDAQ.

Board Diversity Matrix

Board Diversity Matrix (As of March 1, 2022)
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	1	6
Part II: Demographic Background
African American or Black
Alaskan Native or Native American
Asian
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White	1	6
Two or More Races or Ethnicities
LGBTQ+
Did Not Disclose Demographic Background

To have a candidate considered by the Board, a stockholder must submit the recommendation in writing to the Company addressed to the Office of the Corporate Secretary at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141 and must provide the following information, in addition to any other information required in the Company’s bylaws and applicable law:

•	The candidate’s name, age and business and residence address;

•	The candidate’s principal employment or occupation;

•	The class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the candidate;

•	A description of any arrangements or understandings between the stockholder and the candidate;

•	A signed confirmation of the candidate’s willingness to serve on the Board;

•	A representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the candidate;

•	The class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the stockholder, and the length of time of such ownership; and

•	The stockholder’s name and record address.

Stockholders may submit potential director candidates at any time pursuant to these procedures. The Board will consider such candidates in connection with annual elections of directors or the filling of any director vacancies. Any stockholder nominations for the 2022 annual meeting of stockholders, together with the information described above, must be submitted in accordance with the procedures described under “Miscellaneous — Next Annual Meeting; Stockholder Proposals” in this Proxy Statement.

Stockholder Communications with Directors

The Board has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member (or all members) of the Board, any Committee or any Chairperson of any Committee by mail or electronically. To communicate with the Board of Directors, any individual director or any group or Committee, correspondence should be addressed to the Board of Directors or any such individual director or group or Committee by either name or title. All such correspondence should be sent to the Company “c/o Corporate Secretary” at 555 Maryville University Dr., Suite 400, St. Louis, Missouri 63141. To communicate with any of our directors electronically, stockholders should use the following e-mail address: corporatesecretary@huttig.com.

The office of the Corporate Secretary will open all communications received as set forth in the preceding paragraph for the sole purpose of determining whether the contents represent a message to our directors. Any contents that are not in the nature of advertising, promotions of a product or service, or patently offensive or irrelevant material will be forwarded promptly to the addressee. To the extent that the communication involves a request for information, such as an inquiry about the Company or stock-related matters, the Corporate Secretary’s office may handle the inquiry directly. In the case of communications to the Board or any group or Committee, the Corporate Secretary’s office will make sufficient copies of the contents to send to each director who is a member of the group or Committee to which the envelope or e-mail is addressed.

Compensation of Directors

Shown below is information concerning the compensation for service as a director for each member of our Board of Directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash (1)	Stock Awards (2)	Total
Delbert H. Tanner	$75,000	$110,000	$185,000
Donald L. Glass	$70,000	$70,000	$140,000
James F. Hibberd	$73,000	$85,000	$158,000
Gina G. Hoagland	$78,000	$75,000	$153,000
Patrick L. Larmon	$73,000	$90,000	$163,000
J. Keith Matheney	$78,000	$70,000	$148,000
Jon P. Vrabely(3)	—	—	—

(1)

Amounts in this column represent the grant date fair value of restricted stock awards granted to our non-employee directors in 2021, as computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718. Although the Board’s outside compensation consultant, Lockton, recommended increasing the Board’s equity compensation as part of its review of the Board’s total compensation in 2019, the Board deferred the equity increase due to the Company’s low stock price in early 2020. In 2020, in accordance with the Company’s pre-existing non-employee directors’ stock compensation program, each non-employee director was granted an annual restricted stock award that consists of a number of shares equal to the lesser of (i) the number of shares obtained from dividing $40,000 by the average of our high and low price of our Common Stock on the applicable date of grant, or (ii) 15,000 shares. In 2021, the Board implemented Lockton’s compensation recommendations, which based the cash compensation and equity compensation for each Board member on the services provided by such Board member to the Company, with each of the Chairmans of the Board and Committees receiving a higher equity grant amount for their additional services to the Company. In 2021, each Board member received an equity grant of $70,000. In addition, Mr. Tanner received an additional equity grant of $40,000 for his services as Chairman of the Board, Mr. Larmon received an additional equity grant of $20,000 for his services as Audit Committee Chairman, Mr. Hibberd received an additional equity grant of $15,000 for his services as the Compensation Committee Chairman, and Ms. Hoagland received an additional equity grant of $5,000 for her services as the Nominating & Governance Chairman.

(2)

On January 26, 2021, Mr. Tanner was granted 30,774 restricted shares, Mr. Glass was granted 19,583 restricted shares, Mr. Hibberd was granted 23,780 restricted shares, Ms. Hoagland was granted 20,982 restricted shares, Mr. Larmon was granted 25,178 restricted shares, and Mr. Matheney was granted 19,583 restricted shares. The awards vest in full on the first anniversary of the grant date or upon a change of control of the Company. As of December 31, 2021, the annual restricted stock awards for 2021 were the only unvested stock awards held by our non-employee directors.

(3)

Mr. Vrabely, who serves as both a director and the Company’s President and Chief Executive Officer, does not receive additional compensation for service as a director. See the Summary Compensation Table in this Proxy Statement for his compensation as an executive officer of the Company.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with management the financial statements for fiscal year ended December 31, 2021 audited by KPMG LLP, the Company’s independent registered public accounting firm. The Audit Committee has discussed with KPMG LLP various matters related to the financial statements, including those matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees, and the SEC. The Audit Committee has also received the written disclosures and the letter from KPMG LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with KPMG LLP its independence. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s internal controls and financial reporting process and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent auditors are responsible for performing an independent audit of the Company’s financial statements, expressing an opinion as to their conformity with generally accepted accounting principles. Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the SEC.

Other than Mr. Matheney, who is a practicing certified public accountant, the members of the Audit Committee are not professionally engaged in the practice of auditing or accounting. The members of the Audit Committee are not, and do not represent themselves to be, performing the functions of auditors or accountants. Members of the Audit Committee may rely without independent verification on the information provided to them and on representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company’s auditors are in fact “independent.”

This report is not to be deemed “soliciting material” or deemed to be “filed” with the SEC or subject to Regulation 14A of the Securities Exchange Act of 1934, as amended, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically requests that this report be treated as “soliciting material” or specifically incorporates it by reference into a document filed with the SEC.

Submitted by:

The Audit Committee of the Board of Directors of Huttig Building Products, Inc.

Patrick L. Larmon— Chairperson

James F. Hibberd

Gina G. Hoagland

J. Keith Matheney

EXECUTIVE OFFICERS

Huttig’s executive officers as of January 1, 2022 and their respective ages and positions are set forth below:

Name	Age	Position
Jon P. Vrabely	57	President and Chief Executive Officer
Robert Furio	61	Executive Vice President and Chief Operating Officer
Philip W. Keipp	60	Vice President and Chief Financial Officer
Brian D. Robinson	60	Senior Vice President and Chief Information Officer

The principal occupations and employment of our executive officers, including positions held with the Company, during the past five years are set forth below:

Jon P. Vrabely was named President and Chief Executive Officer and appointed to the Board of Directors in 2007. He served as interim Chief Financial Officer from February 2018 until September 2018 when Mr. Keipp was appointed as our Chief Financial Officer. Mr. Vrabely also served as interim Chief Financial Officer and Secretary of the Company from June 2015 until April 2016.

Robert Furio was named Executive Vice President and Chief Operating Officer effective January 1, 2018. He previously served as an executive at Huttig, Inc., a wholly-owned subsidiary of the Company, beginning in November 2016. Prior to that time, he spent 29 years with PrimeSource Building Products, Inc., where he had several executive management positions, and most recently was co-chief executive officer.

Philip W. Keipp was named Vice President and Chief Financial Officer in September 2018. Mr. Keipp previously served as Chief Financial Officer and Secretary for the Company from July 2009 to June 2015 and provided consulting services to the Company in August and September 2018 prior to being named Vice President and Chief Financial Officer.

Brian D. Robinson was named Senior Vice President and Chief Information Officer effective January 1, 2018. Prior to that he served as our Vice President, Chief Information Officer beginning in 2006.

BENEFICIAL OWNERSHIP OF COMMON STOCK

BY DIRECTORS AND MANAGEMENT

The following table sets forth the number of shares of Common Stock beneficially owned, directly or indirectly, by the Company’s directors, the executive officers named in the Summary Compensation Table and all of the Company’s directors and executive officers as a group, as of March 14, 2022. There were 27,328,538 shares of our Common Stock outstanding as of March 14, 2022. Beneficial ownership is determined in accordance with SEC rules and includes voting or investment power with respect to the Common Stock. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them.

	Unrestricted Shares Owned (1)		Shares in 401(k) Plan		Restricted Shares/ Restricted Stock Units	Total Shares Beneficially Owned	Percent of Shares Outstanding (2)
Non-Employee Directors:
Delbert H. Tanner	256,975	(3)	—		44,502	301,477	*
Donald L. Glass	204,570		—		44,502	249,072	*
James F. Hibberd	85,697		—		—	85,697	*
Gina G. Hoagland	70,099		—		—	70,099	*
Patrick L. Larmon	87,095		—		—	87,095	*
J. Keith Matheney	109,570	(4)	—		44,502	154,072	*
Named Executive Officers:
Jon P. Vrabely	929,706		8,397		57,560	995,663	3.64%
Robert Furio	257,381		—		66,666	324,047	1.19%
Philip Keipp	114,324		125,000	(5)	38,332	277,657	1.02%
Directors and executive officers as a group (10 persons) (6)	2,575,900		228,318		321,229	3,125,447	10.95%

*	Represents holdings of less than 1%.
(1)	Includes previously restricted shares, the restrictions on which have lapsed.
(2)	Percentage of shares outstanding excludes beneficially held restricted stock units which lack voting rights at the measurement date.
(3)	115,000 shares are held in OOT, LLC, a company solely owned by Mr. Tanner, and 26,500 shares are held in the Delbert and Marthann Trust.
(4)	Shares are held in a Matheney family trust.
(5)	Shares are held in a revocable living trust.
(6)	Includes shares held as follows: Company 401(k), IRA, spouse IRA and Huttig Employee Stock Purchase Plan.

PRINCIPAL STOCKHOLDERS OF THE COMPANY

The following table sets forth the ownership of the Company’s Common Stock by each person known by the Company to beneficially own more than 5% of the Company’s Common Stock based on the number of shares of Common Stock outstanding as of March 14, 2022. There were 27,328,538 shares of our Common Stock outstanding as of March 14, 2022. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and dispositive power with respect to all shares of Common Stock shown to be beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
JB Capital Partners LP	2,355,317	(1)	8.62%
5 Evan Place Armonk, New York 10504
Phillip Hauser and Fritz Hauser	1,468,224	(2)	5.37%
Hauser Family AG, and Hauser & Friends AG Kaiser-Joseph-Strasse 254 79098 Freiburg im Breisgau Germany
22 NW Fund, LP, 22NW GP, Inc. and Aron English	2,133,291	(3)	7.81%
1455 NW Leary Way, Suite 400 Seattle, Washington 9810
Mill Road Capital II, L.P.	1,788,960	(4)	6.55%
382 Greenwich Avenue, Suite One Greenwich, CT 06830

(1)	This information is based solely on a Form 13F filed with the SEC on February 14, 2022.
(2)

This information is based solely on a Schedule 13G/A filed jointly by Phillip Hauser, Fritz Hauser, Hauser Family AG, and Hauser & Friends AG with the SEC on February 11, 2022. According to the filing: Phillip Hauser and Fritz Hauser beneficially own 1,468,224 shares and have sole voting and dispositive power with respect to such shares; Hauser Family AG beneficially owns 841,706 shares and has sole voting and dispositive power with respect to such shares; and Hauser & Friends AG beneficially owns 626,518 shares and has sole voting and dispositive power with respect to such shares.

(3)

This information is based solely on Schedule 13D/A filed jointly by 22NW Fund, LP (“22NW Fund”), 22NW, LP as the investment manager of 22NW Fund, 22NW Fund GP, LLC, as the general partner of 22NW Fund, 22NW GP, Inc., as the general partner of 22NW, LP and Aron English, as the Portfolio Manager of 22NW, LP, Manager of 22NW Fund GP, LLC and President and sole shareholder of 22NW GP, Inc. with the SEC on October 29, 2020. According to the filing, each member of the filing group has shared voting and dispositive power with respect to all of the shares. On August 12, 2020, 22NW, LP (on behalf of itself and its affiliates, the “22NW Group”) and the Company entered into a standstill agreement (the “Agreement”) pursuant to which the 22NW Group was deemed an “Exempt Person” under the Rights Agreement, dated May 18, 2016, by and between the Company and Computershare Trust Company, N.A., as amended, provided that the 22NW Group cannot acquire additional Shares while an Exempt Person. Further, 22NW Group agreed, among other things, to certain standstill restrictions until the third anniversary of the Agreement. The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 99.2 to Schedule 13D/A filed on October 29, 2020.

(4)

This information is based solely on a Schedule 13D/A filed jointly by Thomas E. Lynch, Mill Road Capital II GP LLC (the “GP”), and Mill Road Capital II, L.P. (the “Fund”) with the SEC on December 30, 2021. According to the filing, each member of the filing group has shared voting and dispositive power with respect to all of the shares. The Fund directly holds, and thus has sole voting and dispositive power over, 1,788,960 shares of Common Stock. The GP, as sole general partner of the Fund, also has sole authority to vote and to dispose of these shares on behalf of the Fund, and each of Mr. Lynch has shared authority to vote (or direct the vote of), and to dispose (or direct the disposal) of, these shares on behalf of the GP. Accordingly, each of the Reporting Persons beneficially owns 1,788,960 shares and the Reporting Persons beneficially own, in the aggregate, 1,788,960 shares.

EXECUTIVE COMPENSATION

We are currently considered a “smaller reporting company” for purposes of the SEC’s executive compensation and other disclosure rules. In accordance with such rules, we are required to provide a Summary Compensation Table, an Outstanding Equity Awards at Fiscal Year-End Table and certain limited narrative disclosures. Further, our reporting obligations generally extend only to the individuals who served as our Chief Executive Officer and our two other most highly compensated executive officers during fiscal year 2021.

Summary Compensation Table

Shown below is information concerning the total compensation paid to and compensatory awards received by the named executive officers of the Company during each of the relevant years.

Name and Principal Position	Year	Salary (1)	Bonus	Stock Awards (2)	Non-Equity Incentive Plan Compensation (3)	All Other Compensation (4)	Total
Jon P. Vrabely	2021	$619,615	—	$200,000	$3,589,073	$22,568	$4,431,256
President and CEO	2020	$540,050	—	$92,625	$1,189,825	$22,921	$1,845,421
Robert Furio	2021	$466,346	—	$268,125	$1,929,454	$19,541	$2,683,466
EVP, Chief Operating Office	2020	$405,050	—	$72,000	$679,200	$19,271	$1,175,521
Philip Keipp	2021	$364,875	—	$143,000	$1,345,449	$5,434	$1,858,758
VP, Chief Financial Officer	2020	$315,050	—	$50,400	$453,325	$3,332	$822,107

(1)

Due to the COVID-19 pandemic and as part of a cost containment measure, Messrs. Vrabely, Furio, and Keipp’s 2020 base salaries were temporarily reduced by twenty percent (20%) on April 27, 2020 through January 4, 2021. Prior to the temporary salary reductions, Mr. Vrabely’s base salary was $600,000, Mr. Furio’s base salary was $450,000 and Mr. Keipp’s base salary was $350,000. Effective May 10, 2021, Mr. Vrabely’s base salary was increased to $630,000, Mr. Furio’s base salary was increased to $475,000 and Mr. Keipp’s base salary was increased to $372,750.

(2)

Represents the grant date fair value of restricted stock awards granted during the applicable fiscal year, as computed in accordance with the provisions of Financial Accounting Standards Board Accounting Standard Codification Topic 718, based on the average of our high and low stock prices on the date of grant. For 2021, Mr. Vrabely’s award was granted on February 23, 2021 and the amount shown is based on a per-share fair value of $4.095. For 2021, Messrs. Furio and Keipp’s awards were granted on January 26, 2021 and the amount shown is based on a per-share fair value of $3.575.

(3)

For 2021, all of the named executive officers participated in the Company’s 2005 Executive Incentive Compensation Plan, as amended and restated effective April 25, 2017 (the “EIC Plan”), which was based on economic value added (“EVA”) goals. In February 2022, the Compensation Committee approved a total annual cash bonus pool of $8,731,000 for 2021, of which $5,978,976 was allocated to the named executive officers. The awards will be paid in March 2022. In addition to $2,704,073 that was earned under the EIC Plan, in 2021, Mr. Vrabely received (i) an additional $575,000 for his achievement with respect to both of the 2021 milestones under the 2019 Cash LTI award, (ii) an additional $166,666 for his achievement with respect to both 2021 milestones under the 2020 Cash LTI award, and (iii) an additional $143,334 for his achievement with respect to both of the 2021 milestones under the 2021 Cash LTI award. See “Additional Narrative Disclosures – Long Term Incentive Awards – Long Term Incentive Compensation” below for more information.

(4)

“All Other Compensation” for 2021 includes the following: (i) for Mr. Vrabely, a perquisite in the form of supplemental life insurance, the economic value of the life insurance under the DC Plan (defined below), long-term disability insurance, 401(k) matching contributions by the Company, and the use of a Company car, (ii) for Messrs. Furio and Keipp, a perquisite in the form of life insurance and 401(k) matching contributions by the Company. Additionally, for Mr. Furio, the amount shown includes a car allowance. The Company discontinued its 401(k) matching contribution program in March 2020 as part of the Company’s cost containment measures due to the COVID-19 pandemic, and this match was reinstated in April 2021. Additionally, for 2021, the Company contributed $150,000 to Mr. Vrabely’s account under the Company’s unfunded nonqualified deferred compensation plan (the “DC Plan”). Amounts contributed to the DC Plan will be included as compensation in the Summary Compensation Table in the year of vesting.

Additional Narrative Disclosures

Executive compensation is generally comprised of the following components: base salary; annual incentive compensation; long-term incentive awards; defined contribution plan benefits; and perquisites and other personal benefits.

Each of these components represents a portion of each executive officer’s total compensation package, although participation in the defined contribution plan is at the option of the executive officer. Our policy for allocating between short-term and long-term compensation seeks to ensure adequate base compensation to attract and retain qualified personnel, while providing incentives to maximize long-term value for the Company and its stockholders. We do not maintain a pre-established policy or formula for the allocation between cash and non-cash or short-term and long-term compensation.

In setting executive compensation for 2021, the Compensation Committee considered the results of the Company’s “say-on-pay” proposal at the 2021 annual meeting of stockholders, which was approved by approximately 94.9% of the votes cast by the Company’s stockholders.

Base Salaries

The annual base salary for our named executive officers as of December 31, 2021 was as follows:

Name and Current Principal Position	2021 Base Salary
Jon P. Vrabely—	$630,000
President, Chief Executive Officer
Robert Furio—	$475,000
Executive Vice President, Chief Operating Officer
Philip Keipp—	$372,750
Vice President, Chief Financial Officer

2021 Annual Incentive Compensation

In 2021, each named executive officer was eligible to receive an annual cash bonus under the EIC Plan. The annual cash bonuses granted under the EIC Plan are designed to link executives’ pay to performance and align their interests with our stockholders by rewarding the executive based on Company performance achievement. For 2021, the Board primarily used the percentage of improvement in the EVA performance measure to determine Company performance, among other factors. EVA is a measurement of the amount by which the Company’s after-tax profits, after certain adjustments, exceed the cost of capital employed by the Company. The Company determines the percentage of absolute EVA generated for 2021 and the percentage of improvement in EVA from 2020 to 2021 to determine the annual cash bonus pool. In evaluating EVA, the Compensation Committee used a weighted average cost of capital of 3.87%.

The Compensation Committee determined that the bonus pool would be 6% of the 2021 EVA of $62,045,000, or $3,723,000 plus 10% of the $50,008,000 improvement in EVA from 2020 to 2021 or $5,008,000. This resulted in a total incentive cash bonus pool for 2021 of $8,731,000. The Compensation Committee reviewed the executives’ performance and the achievements of the Company for 2021.

Mr. Vrabely’s employment agreement provides that his targeted annual bonus incentive is not less than 100% of his current base salary. For the other named executive officers, the payout percentages are established using the respective individual’s annual STI target as a percent of the total STI target for all participants. Per

Mr. Furio’s employment agreement, he is entitled to a target short-term cash incentive award target of 87.5% of his base salary. Mr. Keipp’s target is 75% of his base salary. The Compensation Committee considered Mr. Vrabely’s recommendations, the scope of each executive officer’s duties, prior year awards, performance in areas of leadership, and completion of key projects. The Compensation Committee considered the Company’s record financial results for 2021. Mr. Keipp continued to successfully implement cost containment measures to improve the Company’s operating leverage as compared to prior years. Mr. Furio managed supply chain disruption and the impact to vendor and customer relationships during the pandemic. Mr. Vrabely continued to manage and react quickly to market changes throughout 2021 and led the Company’s strategic review process and execution against the Company’s three to five year business plan.

The following table lists the annual cash bonus awards allocated to the named executive officers under the EIC Plan for 2021. These amounts were paid in March 2022.

Name	2021 Annual Bonus Earned
Jon P. Vrabely	$2,704,073
Robert Furio	$1,929,454
Philip Keipp	$1,345,449

Long Term Incentive Awards

The Company considers its long-term incentive awards program a key employee retention tool and a way to better align the interests of our named executive officers with those of our stockholders. In making decisions regarding the size of long-term incentive awards for executive officers, the Compensation Committee considers factors such as each individual’s performance and responsibilities and Company performance.

Mr. Vrabely’s employment agreement provides that on an annual basis, he is eligible to receive a long-term incentive award with an aggregate target opportunity of at least 100% of his base salary, which award may be cash-based or stock-based and subject to time-vesting or performance-vesting as the Board shall determine in its sole discretion. In 2021, Mr. Vrabely received a time-vesting restricted stock award of 48,840 shares (as shown in the table below) and a cash long-term performance based incentive award (the “Cash LTI”) based on the performance of the Company. Mr. Furio’s employment agreement provides for a target long-term incentive award equal to 75% of his base salary. For 2021, Mr. Furio received a restricted stock award of 75,000 shares. For Mr. Keipp, the Company considers factors such as the individual’s performance and responsibilities. For 2021, Mr. Keipp received a restricted stock award of 40,000 shares. Each of the 2021 restricted stock awards vest ratably over three years assuming the named executive officer’s continued employment or vest immediately in the event of death, permanent disability, or a change in control of the Company, and, for Messrs. Furio and Vrabely, per the terms of their respective employment agreements, the 2021 restricted stock awards also vest immediately upon termination of employment by the Company without cause (or by the named executive officer for good reason).

The following table reflects the number of shares of restricted stock granted to our named executive officers in 2021:

Name	2021 Restricted Stock Awards (# Shares)
Jon P. Vrabely	48,840
Robert Furio	75,000
Philip Keipp	40,000

Long Term Incentive Compensation

For the 2021 Cash LTI award granted to Mr. Vrabely, the Compensation Committee set two equally weighted goals with a payout ranging from 0% to 200% of target for each goal to be earned over a three-year performance period (2021-2023). The first goal is based on Huttig-Grip fastener sales as compared to 2020 baseline results, and the second goal is based on pre-finished exterior door sales as compared to 2020 baseline results.

For each goal, the Compensation Committee set annual “milestone” goals for 2021, 2022 and 2023 that could result in a partial payment of the 2021 Cash LTI award at the end of each year. The 2021 Cash LTI award had a 2021 milestone goal of 16.7% growth in fastener warehouse sales and 16.8% growth in pre-finished exterior door sales; the Company achieved both milestones for 2021. As a result, Mr. Vrabely earned cash compensation of $143,334.

For the 2021 LTI, the following summarizes the milestone goals for 2021, 2022 and 2023:

Measure	2021 Milestone Goal	2021 Results	2022 Milestone Goal	2023 Milestone Goal
Fastener Warehouse Sales Growth	16.7%	33.9%	14.1%	12.5%
Pre-Finished Exterior Door Sales Growth	16.8%	37.3%	14.1%	12.6%

The 2020 Cash LTI award that was previously granted to Mr. Vrabely had a 2021 milestone goal of $30,000,000 in Adjusted EBITDA and 10.2% for the EBITDA return on average working capital for 2021. The Company achieved both milestone goals for 2021 under the 2020 Cash LTI award, and Mr. Vrabely received cash compensation of $166,666.

The 2019 Cash LTI award that was previously granted to Mr. Vrabely had a 2021 milestone goal of $35,000,000 in Adjusted EBITDA and 18% for the EBITDA return on average working capital for 2021, with a maximum goal of $44,000,000 in Adjusted EBITDA and 20% for EBITDA return on working capital for 2021. Mr. Vrabely exceeded the maximum goal. The Company achieved both milestones for 2021 under the 2019 Cash LTI award, and Mr. Vrabely received cash compensation of $575,000.

Retirement Plans

The Company provides retirement benefits to the named executive officers under the terms of its tax-qualified 401(k) defined contribution plan. The Company provides matching contributions to employees who participate in the 401(k) plan. For every pre-tax dollar contributed to the 401(k) plan, the Company made matching contributions of $0.50 for every dollar contributed to the plan, up to a total of 6% of the employee’s total eligible deferral amount. However, the Company suspended the matching contribution program in March 2020 due to cost containment measures in connection with the COVID-19 pandemic. The match was reinstated on April 26, 2021. The named executive officers participate in the 401(k) plan on substantially the same terms as our other participating employees.

In 2016, as required by Mr. Vrabely’s employment agreement, the Company established the DC Plan in which only Mr. Vrabely participates. Under the DC Plan, and consistent with the terms of Mr. Vrabely’s employment agreement, the Company makes an annual contribution, with the amount to be determined by the Board in its discretion based on Company and individual performance. No elective deferrals by Mr. Vrabely are permitted. The Company contributions under the DC Plan do not become vested until January 1, 2023, subject to Mr. Vrabely’s continued employment with the Company through such date, or receive accelerated vesting in the event of his death, permanent disability, termination of employment by the Company without cause or termination of employment by Mr. Vrabely for good reason, or in the event that the DC Plan is terminated by the Company following a change of control. The Compensation Committee believes that these vesting provisions will further encourage Mr. Vrabely’s retention through the vesting date.

For 2021, the Company contributed $150,000 to Mr. Vrabely’s account under the DC Plan. The Compensation Committee considered the Company and individual performance and the recommendation from the Compensation Committee’s compensation consultant when making the 2021 contribution.

During the deferral period, balances in Mr. Vrabely’s account under the DC Plan will be adjusted with deemed investment returns based on Mr. Vrabely’s investment choices, all of which are based on market rates of return. Vested balances are payable from the DC Plan in a lump sum following Mr. Vrabely’s termination of employment or his earlier disability or death. Amounts contributed to the DC Plan will be included as compensation in the Summary Compensation Table in the year of vesting.

Perquisites and Other Personal Benefits

The Company provides the named executive officers with perquisites and other personal benefits that the Company believes are reasonable and consistent with its overall compensation program to better enable the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the named executive officers. Mr. Vrabely receives additional supplemental life and long-term disability insurance with benefits of three times his base salary upon death and providing supplemental income in the event of his disability. Mr. Furio is provided with a car allowance, and Mr. Vrabely has the use of a Company car.

Costs of the perquisites and personal benefits described above for the named executive officers that meet the threshold established by applicable SEC rules are included in the preceding Summary Compensation Table under the “All Other Compensation” column.

Employment and Change in Control Agreements

Employment Agreements with Messrs. Vrabely and Furio. The Company maintains an employment agreement with each of Messrs. Vrabely and Furio, which provides for certain payments in connection with a qualifying termination of employment.

Without Cause Payments and Benefits

In the case of a termination of employment by the Company without “Cause” (as defined in the applicable employment agreement), including a decision of the Company to not renew the term of the employment agreement other than for Cause, Mr. Vrabely would receive (i) all benefits described below under “Death or Disability” except for the pro-rated annual bonus, which is an amount equal to a pro-rated annual bonus based on the Company’s actual performance through the termination date, subject to any applicable performance formula for the year of termination, (ii) a cash severance payment equal to two times the sum of his base salary plus the average bonus (as defined in the applicable employment agreement) (payable in periodic installments over 24 months), and (iii) two years of COBRA premiums based on the terms of Company’s group health plan and the executive’s coverage under such plan.

In the case of a termination of employment by the Company without “Cause” (as defined in the applicable employment agreement), including a decision of the Company to not renew the term of the employment agreement other than for Cause, under his employment agreement, Mr. Furio would receive (i) an amount equal to one times the executive’s then current base salary, (ii) an amount equal to 12 months of COBRA premiums based on the terms of the Company’s group health plan and the executive’s coverage under such plan, and (iii) a pro rata annual bonus for the year of termination, based on actual performance results for the year.

Death or Disability Payments and Benefits

Under Mr. Vrabely’s employment agreement, upon his termination of employment due to death or disability, he will receive a pro-rated annual bonus calculated by multiplying the average bonus paid or payable to him for the three fiscal years prior to the year of termination by a fraction, the numerator of which is the number of days in the then-current fiscal year through the termination date, and the denominator of which is 365. Additionally, all performance-based long term incentive (“LTI”) awards will become vested on termination, and

Mr. Vrabely will be paid for the full projected three-year performance of the outstanding LTI awards based on the actual performance through the date of termination instead of calculating the outstanding LTI awards on a pro rata basis during the year of termination; and Mr. Vrabely’s unvested account balance under the DC Plan shall vest.

Mr. Furio is not entitled to receive any additional payments or benefits upon his termination of employment due to death or disability unless within the applicable change in control protected period.

Change in Control Termination Payments and Benefits

Under Mr. Vrabely’s employment agreement, in case of termination of employment due to death or disability within the applicable change in control protected period, Mr. Vrabely will receive the same benefits as described above under his employment agreement for termination due to death or disability, while Mr. Furio will be entitled to a pro-rated bonus based on his average bonus for the prior two years.

Under the employment agreements, in case of termination of employment by the Company without “Cause” or by the executive for “Good Reason” (as defined in the applicable employment agreement) within the applicable change in control protected period, each of Messrs. Vrabely and Furio will receive:

•	A pro-rated annual bonus based on the greater of the executive’s average bonus for a certain number of prior years or the bonus paid for the last fiscal year;

•	Cash severance equal to a multiple times the sum of base salary and the average bonus — for Mr. Vrabely, the multiple is three, and for Mr. Furio, the multiple is two;

•

COBRA premiums for a period of years based on the terms of the Company’s group health plan and the executives’ coverage under such plan as of termination — for Mr. Vrabely, three years’ of premiums, and for Mr. Furio, two years’ of premiums; and

•	For Mr. Vrabely, full vesting of his Cash LTI, full vesting of any outstanding equity awards, full vesting of his DC Plan balance and outplacement services with a value up to $25,000.

For all performance-based Cash LTI awards that will become vested on termination, Mr. Vrabely will be paid for the full projected three-year performance of the outstanding LTI awards based on the actual performance through the date of termination instead of calculating the outstanding LTI awards on a pro rata basis during the year of termination.

Change in Control Agreement with Mr. Keipp. The Company has entered into a change in control agreement with Mr. Keipp. The change in control agreement does not become effective until the occurrence of a change in control and generally only provides benefits upon an involuntary termination or constructive termination that occurs within three years following such change in control.

Under Mr. Keipp’s change in control agreement, in case of termination of employment by the Company without “Cause” or by the executive for “Good Reason” within the three-year change in control protected period, Mr. Keipp will receive:

•	A pro-rated annual bonus based on the greater of the average bonus or the bonus paid for the last fiscal year (the “highest bonus”);

•	Cash severance equal to two times the salary and the average bonus; and

•	A payment of two times the value of the annual COBRA premiums based on the terms of Company’s group health plan and Mr. Keipp’s coverage under such plan after termination.

Mr. Keipp’s change in control agreement also provides, in the case of a termination of employment due to death or disability within the three-year change in control protected period, Mr. Keipp will receive a pro-rated bonus based on his average bonus for the prior three years.

All payments described above are generally conditioned on the applicable named executive officer signing a release of all claims in favor of the Company. There are no excise tax gross-ups provided under the employment agreements. Instead, if the Company’s tax counsel determines that any economic benefit or payment or distribution by the Company to the employee pursuant to the agreement is subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), the Company may reduce the aggregate payments due to the employee under the agreement and any other agreement, plan or program of the Company to an amount that is one dollar less than the maximum amount allowable without becoming subject to the excise tax. Payments under the arrangements described above are generally made (i) in equal monthly installments (24 in the case of Mr. Vrabely and 12 in the case of Mr. Furio) for a termination of employment without Cause prior to the applicable change in control protected period, or (ii) in a lump sum payment for a termination of employment without Cause or for Good Reason within the applicable change in control protected period or, if applicable, due to death or disability; provided that, for Mr. Vrabely, amounts payable for a termination of employment without Cause or for Good Reason within the applicable change in control protected period may be paid in monthly installments over 36 months to the extent necessary to comply with Section 409A of the Code.

In addition, the employment agreements and change in control agreement generally prohibit each named executive officer from engaging in certain conduct during the term of employment and for one year following termination from employment with the Company, namely: (1) engaging in any business that is competitive with the Company, (2) soliciting for employment any current employee of the Company or any individual who had been employed by the Company in the one year prior thereto, (3) soliciting the business of the Company or doing business with any actual or prospective customer or supplier of the Company, and (4) taking any action which is intended, or would reasonably be expected, to harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company. The employment agreements and change of control agreement also generally prohibit the officer from disclosing any confidential information of the Company at any time.

Other Arrangements. Pursuant to the terms of the restricted stock awards held by our named executive officers, all unvested shares of restricted stock granted pursuant to such awards will vest in full upon (i) a termination of employment due to death or permanent disability, (ii) retirement at or after age 65, or (iii) a change in control of the Company; provided, Mr. Vrabely’s restricted stock awards also vest in full upon termination of employment without cause.

Accounting and Tax Considerations

The Compensation Committee generally considers the financial accounting implications of stock awards and other compensation to the Company’s executive officers in evaluating and establishing the Company’s compensation policies and practices. In addition, Section 162(m) of the Code, limits the deductibility of annual compensation paid to certain executive officers to $1 million per employee. The Compensation Committee believes that in establishing incentive compensation programs for our named executive officers, the potential deductibility of the compensation payable should be only one of several factors taken into consideration and not the sole governing factor. For that reason, the Compensation Committee may deem it appropriate to continue to provide one or more named executive officers with the opportunity to earn compensation that may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Code.

Outstanding Equity Awards at 2021 Fiscal Year-End

The following table sets forth certain information with respect to unvested shares of restricted stock held at December 31, 2021 by each of the named executive officers (there are no other outstanding equity awards held by our named executive officers):

	Stock Awards
Name	Number of Shares of Stock That Have Not Vested	Market Value of Shares of Stock That Have Not Vested(1)
Jon P. Vrabely (2)	115,587	$1,279,548
Robert Furio (3)	124,143	$1,374,263
Philip Keipp (4)	92,642	$1,025,547

(1)	Computed based on the closing price of $11.07 of the Company’s Common Stock on December 31, 2021.
(2)

For Mr. Vrabely, (i) 50,241 shares of restricted stock were granted on February 28, 2019, which vested or will vest in three equal installments on February 28 of 2020, 2021 and 2022, (ii) 75,000 shares of restricted stock were granted on February 25, 2020, which vested or will vest in three equal installments on February 25 of 2021, 2022 and 2023, and (iii) 48,840 shares of restricted stock were granted on February 23, 2021, which vested or will vest in three equal installments on February 23 of 2022, 2023 and 2024.

(3)

For Mr. Furio, (i) 47,435 shares of restricted stock were granted on January 29, 2019, which vested or will vest in three equal installments on January 29 of 2020, 2021 and 2022, (ii) 50,000 shares of restricted stock were granted on January 28, 2020, which vested or will vest in three equal installments on January 28 of 2021, 2022 and 2023, and (iii) 75,000 shares of restricted stock were granted on January 26, 2021, which vested or will vest in three equal installments on January 26 of 2022, 2023 and 2024.

(4)

For Mr. Keipp, (i) 87,930 shares of restricted stock were granted on January 29, 2019, which vested or will vest in three equal installments on January 29 of 2020, 2021 and 2022, (ii) 35,000 shares of restricted stock were granted on January 28, 2020, which vested or will vest in three equal installments on January 28 of 2021, 2022 and 2023, and (iii) 40,000 shares of restricted stock were granted on January 26, 2021, which vested or will vest in three equal installments on January 26 of 2022, 2023 and 2024.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company’s Audit Committee charter requires that the Audit Committee, which is comprised entirely of independent directors, review all related party transactions and potential conflict of interest situations involving members of the Board of Directors or senior management. Current SEC rules define a related party transaction to include any transaction, arrangement or relationship in which the Company is a participant and the related party has a direct or indirect interest. Since January 1, 2021, the beginning of the Company’s last fiscal year, the Company has not had any related party transactions involving an amount in excess of the lesser of $120,000 and one percent of the average of the Company’s total assets at year-end for the last two completed fiscal years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Messrs. Glass, Hibberd, and Tanner and Ms. Hoagland. No member of the Compensation Committee is or has ever been an officer or employee of the Company, and no executive officer of the Company has served as a director or member of a compensation committee of another company of which any member of the Board of Directors is an executive officer.

PRINCIPAL ACCOUNTING FIRM SERVICES AND FEES

The following table sets forth the aggregate fees billed for the years ended December 31, 2021 and 2020 by KPMG LLP, the Company’s principal accounting firm during those years.

	2021	2020
Audit Fees (1)	$426,500	$390,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	$30,000	—

Total Fees	$456,500	$390,000

(1)	Audit fees consist of fees for the following services: (a) the audit of the Company’s annual financial statements, and (b) reviews of the Company’s quarterly financial statements.
(2)	Audit fees for tax-related services.

The Audit Committee has adopted a policy under which the independent auditors are prohibited from performing certain services in accordance with Section 202 of the Sarbanes-Oxley Act of 2002. The Audit Committee pre-approves all services to be provided by the independent auditors. The Audit Committee pre-approves the annual audit engagement terms and fees at the beginning of the year and pre-approves, if necessary, any changes in terms or fees resulting from changes in audit scope, Company structure or other matters. For services other than the annual audit engagement, if pre-approval by the full Audit Committee at a regularly scheduled meeting is not practical due to time limitations or otherwise, the Chairperson of the Audit Committee may pre-approve such services and shall report any such pre-approval decision to the Audit Committee at the next regularly scheduled meeting.

ITEM 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our stockholders to provide advisory approval of the compensation of our named executive officers, as described in this Proxy Statement. While this vote is advisory, and not binding on the Company, it will provide information to us regarding stockholder sentiment about our core principles and objectives, which we will be able to consider when determining executive compensation in the future. Last year, approximately 94.9% of the votes cast in our advisory vote approved the compensation of our named executive officers.

Stockholders should review the compensation information set forth in this Proxy Statement, compensation tables, and related narratives appearing in this Proxy Statement for more information regarding the compensation of our named executive officers. As described in those sections, the primary objective of our executive compensation program is to attract and retain qualified employees. Our compensation program is designed to reward the named executive officers for individual performance, Company performance and increases in stockholder value. Accordingly, executive compensation is based on our pay-for-performance philosophy, which emphasizes executive performance measures that correlate closely with the achievement of both shorter-term performance objectives and longer-term stockholder value. The Compensation Committee regularly reviews our executive compensation program to assure that it continues to meet these overall objectives.

We believe that the information we have provided in this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The Board of Directors unanimously recommends a vote “FOR” the following resolution:

RESOLVED, that the compensation of the named executive officers as disclosed in the Proxy Statement is approved.

VOTE REQUIRED

Assuming a quorum is present at the Annual Meeting, this proposal will be approved if it receives the affirmative vote of a majority of votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

ITEM 3 — RATIFICATION OF APPOINTMENT OF KPMG LLP AS INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2022

The Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022. KPMG LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2021. A representative of KPMG LLP will be present, in person or via telephone, at the Annual Meeting, will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions from stockholders.

Although this appointment is not required to be submitted to a vote of stockholders, the Board of Directors believes it is appropriate to request that the stockholders ratify the appointment of KPMG LLP as the Company’s independent registered accounting firm for the year ending December 31, 2022. If the stockholders do not so ratify, the Audit Committee will investigate the reasons for the stockholders’ decision, and depending on the results of such investigation, may reconsider the appointment of the independent registered public accounting firm.

The Board of Directors unanimously recommends a vote “FOR” ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2022.

VOTE REQUIRED

Assuming a quorum is present at the Annual Meeting, this proposal will be approved if it receives the affirmative vote of a majority of votes cast by holders of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

MISCELLANEOUS

Solicitation of Proxies

This solicitation of proxies for use at the Annual Meeting is being made by the Company, and the Company will bear all of the costs of the solicitation. In addition to the use of the Internet and mail, proxies may be solicited by personal interview, telephone and fax by directors, officers and employees of the Company, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees and fiduciaries will be requested to forward the proxy materials to the beneficial owners of the

Common Stock of the Company held of record by such persons and entities and will be reimbursed for their reasonable expenses in forwarding such material. The Company may in its discretion engage, at its cost, a proxy solicitation to solicit proxies at the Annual Meeting.

Next Annual Meeting; Stockholder Proposals

The Company’s bylaws provide that the annual meeting of stockholders of the Company will be held on the fourth Monday in April in each year unless otherwise determined by the Board of Directors. Appropriate proposals of stockholders intended to be presented at the 2023 annual meeting of stockholders (the “2023 Annual Meeting”) must be received by the Company for inclusion in the Company’s Proxy Statement and form of proxy relating to that meeting on or before November 30, 2022. In addition, the Company’s bylaws provide that if stockholders intend to nominate directors or present proposals at the 2023 Annual Meeting other than through inclusion of such proposals in the Company’s proxy materials for that meeting, then the Company must receive notice of such nominations or proposals no earlier than February 8, 2023 and no later than March 12, 2023. If the Company does not receive notice by that date, then such proposals may not be presented at the 2023 Annual Meeting.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.
Votes submitted electronically must be received by 6:00am, ET, on May 10, 2022.

Online Go to www.envisionreports.com/HBP or scan the QR code – login details are located in the shaded bar below.

Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/HBP

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors for a three-year term expiring at the 2025 Annual Meeting of Stockholders:

	For	Withhold		For	Withhold		For	Withhold
01 - Mr. James Hibberd	☐	☐	02 - Mr. Patrick Larmon	☐	☐	03 - Mr. Jon Vrabely	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation paid to our named executive officers:	☐	☐	☐	3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

2022 Annual Meeting Admission Ticket

2022 Annual Meeting of Huttig Building Products, Inc. Stockholders

May 10, 2022, 8:00am CDT

Meadowbrooke/Forest Hills Conference Room at the St. Louis Marriott West Hotel

660 Maryville Centre Drive, St. Louis, Missouri 63141

Upon arrival, please present this admission ticket and photo identification at the registration desk.

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.envisionreports.com/HBP

Small steps make an impact.
Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/HBP

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 10, 2022

The undersigned does hereby appoint and constitute Jon P. Vrabely and Philip Keipp, and each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on March 14, 2022 at the Annual Meeting of Stockholders of Huttig Building Products, Inc. to be held at the “Meadowbrooke/Forest Hills” conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, MO 63141 on Tuesday, May 10, 2022 at 8 a.m., CDT, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Shares represented by this proxy will be voted by the stockholder. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or the Internet as instructed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees for election as a director listed in Proposal 1, and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)

C	Non-Voting Items

Change of Address – Please print new address below.	Comments – Please print your comments below.

⬛	+

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

2022 Annual Meeting Proxy Card

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2 and 3.

1. Election of Directors for a three-year term expiring at the 2025 Annual Meeting of Stockholders:

	For	Withhold		For	Withhold		For	Withhold
01 - Mr. James Hibberd	☐	☐	02 - Mr. Patrick Larmon	☐	☐	03 - Mr. Jon Vrabely	☐	☐

	For	Against	Abstain		For	Against	Abstain
2. To approve, by a non-binding advisory vote, the compensation paid to our named executive officers:	☐	☐	☐	3. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2022.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to count. Please date and sign below.

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

	1 U P X	5 3 1 0 5 6
03M46C

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders.

The material is available at: www.edocumentview.com/HBP

▼  IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

HUTTING BUILDING PRODUCTS, INC.

Notice of 2022 Annual Meeting of Stockholders

Proxy Solicited by Board of Directors for Annual Meeting — May 10, 2022

The undersigned does hereby appoint and constitute Jon P. Vrabely and Philip Keipp, and each of them to vote, as directed on the reverse side of this card, or, if not so directed, in accordance with the Board of Directors’ recommendation, all shares of Huttig Building Products, Inc. held of record by the undersigned at the close of business on March 14, 2022 at the Annual Meeting of Stockholders of Huttig Building Products, Inc. to be held at the “Meadowbrooke/Forest Hills” conference room of the St. Louis Marriott West, located at 660 Maryville Centre Drive, St. Louis, MO 63141 on Tuesday, May 10, 2022 at 8 a.m., CDT, or at any adjournment or postponement thereof, with all the powers the undersigned would possess if then and there personally present, and to vote, in their discretion, upon such other matters as may come before said meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments or postponements thereof.

Shares represented by this proxy will be voted by the stockholder. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card or use the toll-free telephone number or the Internet as instructed on the reverse side. This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR all nominees for election as a director listed in Proposal 1, and FOR Proposals 2 and 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side)